AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2001
                                                         FILE NO. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              CENTURY BANCORP, INC
             (Exact Name of Registrant as Specified in its Charter)

            MASSACHUSETTS                                     04-2498617
   (State or Other Jurisdiction of                         (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)

                      400 MYSTIC AVENUE, MEDFORD, MA 02155
              (Address of Principal Executive Offices) (Zip Code)


                  CENTURY BANCORP, INC. 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)



                               MARSHALL M. SLOANE
                Chairman, President and Chief Executive Officer
                             CENTURY BANCORP, INC.
                                400 Mystic Avenue
                          Medford, Massachusetts 02155
                    (Name and address of Agent for Service)

                                 (617) 391-4000
          Telephone Number, Including Area Code, of Agent for Service


                                    Copy to:

                           STEPHEN H. FABERMAN, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

   ---------------------------- --------------- --------------- ----------------- ---------------
                                                   PROPOSED         PROPOSED
                                    AMOUNT         MAXIMUM          MAXIMUM          AMOUNT OF
     TITLE OF EACH CLASS OF         TO BE       OFFERING PRICE     AGGREGATE       REGISTRATION
   SECURITIES TO BE REGISTERED  REGISTERED(1)    PER SHARE(2)   OFFERING PRICE(2)       FEE
   ---------------------------- --------------- --------------- ----------------- ---------------

   Class A Common Stock,
   $1.00 par value............     150,000         $18.125        $2,718,750           $600
   ---------------------------- --------------- --------------- ---------------   ---------------

     (1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, merger consolidation, separation, reorganization recapitalization, liquidation, or the like, of or by the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Calculated in accordance with the provisions of Rule 457(h) based on the average of the bid and listed prices reported on April 2, 2001. It is not known how many shares, if any, will be purchased upon exercise of the election granted under the Plan or at what price such shares will be purchased.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Century Bancorp, Inc. (the "Registrant") with the SEC are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 2000; and

     (b) The description of the Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     A description of the Registrant's Common Stock to be offered is not provided in this Registration Statement because such class of the Registrant's securities is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL.

     Neither the Registrant's independent auditors, KPMG LLP, nor the Registrant's counsel, Bingham Dana LLP, nor any individual employed by or associated with such firm or individual in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or was connected with the Registrant as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.

ITEM 6.  INDEMNIFICATION oF DIRECTORS AND OFFICERS

     Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors and officers against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition, the Registrant's Articles of Organization provide for indemnification of officers and directors, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     4.3 2000 Stock Option Plan.

     5 Opinion of Bingham Dana LLP as to the legality of the securities being registered.

     23.1 Consent of Bingham Dana LLP (included in Exhibit 5).

     23.2 Consent of KPMG LLP.

     24 Power of Attorney (included in signature page to Registration
Statement).

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

     Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, Commonwealth of Massachusetts, on this 26th day of March, 2001.

                           CENTURY BANCORP, INC.


                           By: /s/ Marshall M. Sloane
                                 Marshall M. Sloane, Chairman, President and
                                 Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned Officers and Directors of Century Bancorp, Inc., hereby severally constitute and appoint Marshall M. Sloane, Jonathan G. Sloane and Paul
V. Cusick, Jr. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as Officers and Directors to enable Century Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                           Title                            Date


_______________________             Director                     March __, 2001
GEORGE R. BALDWIN


_______________________             Director                     March __, 2001
ROGER S. BERKOWITZ


/s/ KARL E. CASE, PH.D.             Director                     March 26, 2001
KARL E. CASE, PH.D.


/s/ HENRY L. FOSTER, D.V.M.         Director                     March 26, 2001
HENRY L. FOSTER, D.V.M.


/s/ MARSHALL I. GOLDMAN             Director                     March 26, 2001
MARSHALL I. GOLDMAN


/s/ RUSSELL B. HIGLEY, ESQ.         Director                     March 26, 2001
RUSSELL B. HIGLEY, ESQ.

/s/ JONATHAN B. KAY                 Director                     March 26, 2001
JONATHAN B. KAY


/s/ DONALD H. LANG                  Director                     March 26, 2001
DONALD H. LANG


/s/ FRASER LEMLEY                   Director                     March 26, 2001
FRASER LEMLEY


/s/ JOSEPH P. MERCURIO              Director                     March 26, 2001
JOSEPH P. MERCURIO


/s/ JOSEPH J. SENNA, ESQ.           Director                     March 26, 2001
JOSEPH J. SENNA, ESQ.


/s/ BARRY R. SLOANE                 Director                     March 26, 2001
BARRY R. SLOANE


/s/ JONATHAN G. SLOANE   Director and Executive Vice President   March 26, 2001
JONATHAN G. SLOANE


/s/ MARSHALL M. SLOANE   Chairman, President and Chief           March 26, 2001
MARSHALL M. SLOANE            Executive Officer


/s/ STEPHANIE SONNABEND             Director                     March 26, 2001
STEPHANIE SONNABEND


/s/ GEORGE F. SWANSBURG             Director                     March 26, 2001
GEORGE F. SWANSBURG


/s/ JON WESTLING                    Director                     March 26, 2001
JON WESTLING


/s/ PAUL V. CUSICK, JR.    Vice President and Treasurer          March 26, 2001
PAUL V. CUSICK, JR.        Principal Financial Officer

/s/ KENNETH A. SAMUELIAN   Vice President and Controller         March 26, 2001
KENNETH A. SAMUELIAN         Century Bank and Trust
                          Principal Accounting Officer

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                 DESCRIPTION

      4.3         2000 Stock Option Plan.

       5          Opinion of Bingham Dana LLP as to the
                  legality of the securities being
                  registered.

      23.1        Consent of Bingham Dana LLP (included
                  in Exhibit 5).

      23.2        Consent of KPMG LLP.

       24 Power of Attorney (included in signature page to Registration Statement).